UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., May 11, 2020, for Registered Shares and by 11:59 p.m., May 6, 2020, for PESP Shares and PSPP Shares.

Online
Go to www.investorvote.com/prudential – login details are located in the shaded bar below.

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 12, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — View your proxy materials and vote.
Step 1:	Go to www.investorvote.com/prudential.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

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Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 12, 2020, at 655 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1 - 3:

1.

Election of Directors: Thomas J. Baltimore, Jr., Gilbert F. Casellas, Robert M. Falzon, Martina Hund-Mejean, Karl J. Krapek, Peter R. Lighte, Charles F. Lowrey, George Paz, Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner and Michael A. Todman.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

3.	Advisory vote to approve named executive officer compensation.

The Board of Directors recommends that you vote AGAINST Proposal 4:

4.	Shareholder proposal regarding an Independent Board Chairman.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid government-issued photo identification, such as a driver’s license, and comply with the special precautions we are taking in light of the coronavirus (COVID-19), as described in the Proxy Statement. For your safety, all personal belongings or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon requst, we will provide wireless headsets for hearing amplification.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.

Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 1, 2020, to facilitate timely delivery.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet - Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

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Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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E-mail - Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

Dear Shareholder:
This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting campaign. Since its inception, we have provided nearly 680,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

Whether you vote via the internet, phone, or mail, you can indicate your choice of either the bag or a tree-planting contribution. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

002CSNA932

Margaret M. Foran
Chief Governance Officer
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777

March 26, 2020

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2020 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting initiative. Since its inception, we have provided nearly 680,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

© 2020 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ — Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet
•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping
•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•	Access and view the proxy materials online
•	Vote your shares online
•	Request a free set of printed materials
•	Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSNA933	© Copyright 2017 Computershare Limited. All rights reserved.

Video Transcript Delivered For:

Prudential Financial, Inc. 2020 Proxy Statement

Robert M. Falzon, Vice Chairman

How do you define Future of Work at Prudential?

For Prudential, the Future of Work is about marrying talent and technology to create better experiences and outcomes for customers and employees.

In our vision of the Future of Work, technology enables talent, and talent in turn enables technology. The Future of Work transforms our capabilities, allowing us to reach more customers with more products and in particular, to address the needs of middle market Americans by introducing new products with increased speed to market, creating alternative distribution channels; and lowering costs through operating efficiencies.

How will the Future of Work initiative enable Prudential’s deep talent bench to better serve customers?

Our Board believes the foundation of Prudential’s success as a 145-year old company has been our culture and talent, and how we enable our talent with technology to innovate, execute, and build brand.

For that model to continue to work, we need to transition our talent away from work that has relatively low added value toward the types of “pivotal” roles that enable our business success and enhance our customers’ experience. We need to invest in our talent to build the skills needed for those pivotal roles and experience our Company needs to succeed in the future.

Toward that end, we’ve invested in technology that helps individuals translate their resumes of experience into resumes of skills. This enables employees to map their skills to those that are needed for our open positions and for roles where we have a growing demand.

We’ve created “Skills Accelerators” to provide training to help our employees close gaps that they’ve identified between their resume of existing skills and those skills needed for new positions.

In addition, we provide for mobility, including apprenticeships, so employees can build on their learning through experiences, and grow meaningful careers.

Importantly, we are intensely focused on creating an inclusive work environment, so that our diversity thrives as we transform our capabilities.

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What does the Future of Work mean to Prudential’s investors?

The Future of Work is how Prudential is executing on a differentiated strategy to expand our addressable markets in each of our three businesses and specifically, within our US businesses, and how we are “cracking the code” for the under penetrated and under-served American middle market.

Execution of that strategy will enable the company to deliver differentiated financial outcomes, including near-term margin expansion, and sustainable top-line growth, driving higher levels of earnings growth, return on equity and free cash flow, which we believe should produce a superior investor experience.

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Video Transcript Delivered For:

Prudential Financial, Inc. 2020 Proxy Statement

Sandra Pianalto, Prudential Financial Director and Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

Introduction Margaret Foran

Hello. My name is Peggy Foran, Prudential’s Chief Governance Officer. Today, I am talking to Sandy Pianalto, Prudential director, and member of the Board’s Finance and Corporate Governance and Business Ethics committees.

Margaret Foran

Hello Sandy. Tell me about yourself.

Sandra Pianalto

I was born in Valli Del Pasubio, a small town in northern Italy. My family immigrated to Akron Ohio, where my uncles had previously settled. Dad arrived first and worked in construction like his brothers. My mom, my sisters and I followed a year later. Like most immigrants, my parents came to the U.S. for better education and economic opportunities.

The transition was not without its challenges. I learned to speak English at an early age, but my parents struggled to learn the language. I helped them learn English and study for their citizenship test.

I attended college locally - at the University of Akron. The day I got my diploma I flew to Washington, D.C. to interview for several job opportunities and landed a job with the Federal Reserve Board of Governors. I joined the Federal Reserve Bank in Cleveland in 1983 as a research economist. In 2003, I was appointed President and CEO of the Federal Reserve Bank of Cleveland. I retired from the role in May 31, 2014.

I attribute my work ethic to my parents. I was never afraid of rolling up my sleeves and working hard because I saw my parents do that all their lives.

In my spare time I enjoy horseback riding with my two horses.

Community service is important to me. I have served on the boards of directors of several local community organizations, including The Cleveland Foundation, the Greater Cleveland Partnership, University Hospitals Health System, the Catholic Diocese of Cleveland Foundation, the Rock and Roll Hall of Fame and Museum and United Way.

I have been on Prudential’s Board since 2015 and serve on the Finance committee and Corporate Governance and Nominating committee and the Corporate Social Responsibility Oversight committee.

Margaret Foran

What is the role of the Corporate Governance and Business Ethics Committee?

The purpose of the Corporate Governance and Business Ethics Committee is to oversee the company’s corporate governance practices, to recommend individuals for election to the Board of Directors, to oversee the ethics and conflict of interest policies of the company, and to oversee Prudential’s strategy and reputation regarding environmental stewardship, sustainability and corporate social responsibility throughout our global businesses.

Margaret Foran

How would you describe Prudential’s Board?

Sandra Pianalto

We are collaborative and yet direct with each other. We work along with our senior management team to define Prudential’s mission and we actively oversee Prudential’s long-term strategy.

I see parallels between our board and my experience serving on the Federal Reserve’s Federal Open Market Committee. I try to be humble about what I know and curious about what I don’t know. At the Fed I would attend policy-making meetings with an open mind. I’d listen to my colleagues, research staff, and the staff economists. Prudential directors share the same intellectual curiosity. We don’t hesitate to debate issues, but we are respectful of each other’s opinions.

If you look at our directors’ profiles, you will see that our skills and experiences are extremely diverse. This is a result of a deliberate strategy and our belief that incorporating diverse views equips the Board to factor in various risks, and make better, well-informed decisions.

Margaret Foran

What is your view on human capital management? How does this reflect on your role as a Prudential director?

Sandra Pianalto

I recognized early in my career, that the only way for me to be successful is for the people who I work with side-by-side to feel comfortable. As my career progressed and I led teams, I was determined to foster an environment that allowed every employee to contribute to their full potential.

One of the reasons I joined Prudential’s board is because I believed in the company’s ethical approach to human capital management. The Board recognizes that the talent of every employee is critical to the Company’s success.

The directors actively engage with senior management about key talent indicators for the overall workforce, including recruiting and development programs.

Our commitment to diversity of the company’s workforce starts with the board – two thirds of our directors are diverse.

Closing Sandra Pianalto

I hope my comments give our investors some insights about our Board. I know I speak for the entire Board when I say that we are committed to working on behalf of our shareholders to achieve long-term performance and value for our company.

Margaret Foran

Thank you again for your time Sandy.

Video Transcript Delivered For:

Prudential Financial, Inc. 2020 Proxy Statement

Michael A. Todman, Prudential Financial Director and Nandini Mongia, Treasurer and

Senior Vice President, Prudential Financial

Introduction

Hello. My name is Nandini Mongia, senior vice president and treasurer at Prudential. Today, I am talking to Michael Todman, a Prudential director, and member of the finance and compensation committees.

Nandini Mongia

Hello Mike. Tell me about yourself.

Michael Todman

I was born and raised in the Virgin Islands. My dad was a career foreign services officer. We moved around quite a bit as my dad’s postings changed.

I started my career at Price Waterhouse. In 1993, I moved to Whirlpool where I started in their London office as director of finance. Over the years, I held a number of positions including President of Whirlpool International; President of Whirlpool North America; Executive Vice President and President, Whirlpool Europe, and Vice Chairman.

I am involved in several community initiatives and boards including the Cornerstone Alliance, The Boys and Girls Clubs of Benton Harbor, Spectrum Health, and Spectrum Health-Lakeland.

I joined Prudential’s board in 2016 and currently sit on the compensation and finance committees.

Nandini Mongia

What is the role of the Finance committee?

Michael Todman

The primary purpose of the Finance Committee is to oversee the Company’s capital and liquidity management, the incurrence and repayment of borrowings, the capital structure, and the funding of benefit plans of Prudential and its subsidiaries.

Our oversight of the Company’s capital structure starts with a detailed Capital Policy. The Policy contains core principles for capital management and provides a framework for making capital allocation decisions. Those decisions are then grounded in a multi-year capital plan, which we use to track the company’s progress in executing its strategy.

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Nandini Mongia

How would you describe Prudential’s Board?

Michael Todman

Our board is cohesive and collaborative, and also challenging.

I believe this stems from the diversity of ideas, the directors’ background - over two thirds of our Board is diverse - and the skills and experiences evident in our directors.

I joined Prudential’s Board because I share many of the same values so important to the company, such as:

A steadfast commitment to integrity, which is our solemn promise in every aspect of how we operate; a commitment to social responsibility, and a commitment to creating value through long-term strategic thinking, and its core purpose of providing financial wellness.

Our board also respects Prudential’s history. We embody our company’s philosophy that has not wavered in over 140 years – to help people achieve financial security and peace of mind.

Nandini Mongia

During your tenure at Whirlpool, you held leadership roles that crossed international boundaries. How important was culture to you as a leader and now as a Prudential board member?

Michael Todman

From the earliest days of my career, I always believed that transparency and truth prevail – during the good years and those that challenge the entire organization. This applies whether you are operating in Sao Paolo, London or Benton Harbor, Michigan.

For Prudential, the Board has a high level of agreement about the elements of a healthy culture starting with integrity and honesty – and we share a high level of intensity about those values. In the long run, a positive culture of integrity is a competitive advantage and serves as a valuable organizational asset.

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Nandini Mongia

As a leader at Whirlpool, you placed a great deal of value on open communication. Have you had a chance to speak directly to Prudential employees?

Michael Todman

I am pleased to say that the Board frequently talks to members of the Prudential team outside of the company’s most senior leaders. I recently spoke at the law division’s annual off site. We discussed the Board’s view of succession planning, executive compensation, and culture. In fact, I attended the evening dinner where I had a chance to meet team members. Wearing my marketing hat, I feel very strongly that the best way to tap into a corporate culture is through the lens of the those who serve the customer directly – open and unfiltered.

Closing Michael Todman

Nandini, I hope this gives our investors some insight about our Board. I know I speak for the entire Board when I say that we are committed to working on behalf of our shareholders to achieve long-term performance and value for our company.

Nandini Mongia

Thank you again for your time Mike.

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